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                                                                  EXHIBIT 10.13a

                             INSTRUMENT AMENDING

                        LYONDELL PETROCHEMICAL COMPANY

               ELECTIVE DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS


LYONDELL PETROCHEMICAL COMPANY hereby amends the Lyondell Petrochemical Company Elective Deferral Plan for Non-Employee Directors, effective November 1, 1996, as follows:

Article III, DEFERRED COMPENSATION ELECTIONS, Section 3.3, Interest Rate, paragraph one, is amended to read as follows:

     4.1  Interest Rate


          Except as provided in Section 4.8, the Accounts shall be credited as of each Valuation Date with interest based on the ration specified below, compounded annually, Interest shall be credited as of each Valuation Date from the date when Deferred Compensation is credited to Accounts based on the balance of each Account.

ARTICLE IV, PLAN BENEFITS, Section 4.3, Survivor benefits, is amended to add new subsection

(c) Death Following Change in Control, to read as follows:
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     4.3  Survivor Benefits

          (e)  Death Following Change in Control. If a Participant is
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          entitled to a payment under Section 4.8 and dies to receiving his entire Account, the balance of the Participant's Account shall be paid to Participant's Beneficiary in a lump sum payment or on an installment basis, according to the particiapnt's existing election of form of payment on Change in Control.

Article IV, PLAN BENEFITS, Section 4.8, Change in Control, is restated to read follows:

     Section 4.8, Change in Control

          Notwithstanding any contrary provisions of this Article IV, in the event that a Change in Control, as defined in the Trust Agreement and incorporated herein by reference, occurs while this Plan is in effect, the provisions of this Section 4.8 shall control.

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          In the event of a Change in Control, the full amount of contributions and earnings accrued or credited to the Participant's Account, as of the date immediately preceding the Change in Control, shall be distributed to the Participant or the Participant's Beneficiary, if a Survivor Benefit is being paid to a Beneficiary at the time of Change in Control. Payment shall be made on a lump sum or installment basis, according to the Participant's election of the form of payment on Change in Control. If applicable, the Company shall pay the Participant an additional amount equal to the Income Tax Gross-up in a cash lump-sum payment.


          For purposes of this Plan, the "Income Tax Gross-up" shall be based on the full amount of contributions and earnings accrued or credited to Participant's Account as of September 1, 1996. The Income Tax Gross-up shall be the following percentage of the amount necessary so that after payment of any federal, state and local income or employment tax by the Participant on the distribution of that amount under this Plan and the Income Tax Gross-Up, the net amount retained by the Participant shall be the full amount accrued and credited to his Account under this Plan as of September 1, 1996.

          Specified Period of Time                   Percentage of
          ------------------------                   -------------
                                                     Income Tax Gross-up
                                                     -------------------

     September 1, 1996-August 31, 1997                     100%

     September 1, 1996-August 31, 1997                      66%

     September 1, 1996-August 31, 1997                      33%


          No Income Tax Gross-up shall be payable for any event which occurs on September 1, 1999 or later.


     For purposes of determining the amount of the Income Tax Gross-up, the Participant shall be deemed (i) to pay federal income taxes at the highest stated rate of federal income taxation (including surtaxes, if any) for the calendar year in which the Income Tax Gross-up is to be made (for 1996, the highest stated rate 39.6 percent); and (ii) to pay any applicable state and local income taxes at the highest stated rate of taxation (including surtaxes, if any) for the calendar year in which the Income Tax Gross-up is to be made. Any Income Tax Gross-up required hereunder shall be paid by Company to Participant at the same time that any payment made under this Plan which is subject to income tax is paid or deemed received by the Participant.
Article VII, AMENDMENT AND DISCONTINUANCE, Section 7.2, Termination, is amended to read as follows:

     7.2  Termination.

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          The Company intends to continue this Plan indefinitely, but reserves the right to terminate it any time. In the event of a Change in Control, this Plan shall be terminated following distribution of assets to Participants or to the Independent Plan Administrator under the Non-Employee Directors Benefit Plans Trust Agreement.


Article VII, AMENDMENT AND DISCONTINUANCE, Section 7.3 Effect of Amendment or

Termination, is amended to read as follows:


     7.3  Effect of Amendment or Termination.

          No amendment or termination of this Plan may adversely affect the benefit payable to any former Participant or Beneficiary receiving benefits under this Plan prior to the effective date of amendment or termination, or any Participant or Beneficiary of a deceased Participant who, as of such effective date, was vested in or eligible to receive a benefit under this Plan, except as follows. Payment of a Participant's Account to the Participant or a Beneficiary in a previously elected form of distribution payable on Change in Control shall not be considered an amendment which adversely affects benefits under this Plan.

          No amendment or termination of this Plan due to a Change in Control shall adversely the amount of contributions and earnings accrued or credited to any former or current Participant's Account under this Plan immediately prior to the Change in Control

     IN WITNESS WHEREOF, LYONDELL PETROCHEMICAL COMPANY, acting by and through its duly authorized officer, has caused this Instrument to be executed this 17th day of December, 1996.


ATTEST:                                      LYONDELL PETROCHEMICAL COMPANY


Gerald A. O'Brien                            /s/ Jeffrey R. Pendergraft
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Assistant Secretary                          Jeffrey R. Pendergraft
                                             Senior Vice President and General
                                             Counsel

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